Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189391, 333-205906, 333-125994, 333-139484, 333-159749, 333-173494, 333-180095, 333-210402) and the Registration Statements on Form S-3 (Nos. 333-251901, 333-237912, and 333-231608) of NeoGenomics, Inc. of our report dated 1 September 2021 relating to the financial statements of Inivata Limited, which appears in this Current Report on Form 8-K/A of NeoGenomics, Inc.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
1 September 2021